Exhibit 10.2
                             AGREEMENT FOR SERVICES

     In consideration of the mutual promises and covenants herein, it is hereby agreed between Integrated Spatial Information Solutions Inc. [hereinafter referred to as "ISIS"], and Crossways Consulting Group Inc., 136 Washington Spring Road, Palisades, NY 10964 [hereinafter referred to as "Consultant"], that Consultant will perform the following services for ISIS [hereinafter referred to as "Services"]:

1.   SERVICES
     --------
     Support the development and successful execution of a rights offering of ISIS' common stock, by providing:
     a.   advisory services on the structure of a rights offering,
     b. introductions to individuals and organizations who may become qualified investors through the purchase of rights remaining unsubscribed after tendered to ISIS shareholders of record, and

     c. recommendations on the positioning and promotion of ISIS and its subsidiary organization to domestic and international business opportunities.

2.   INDEPENDENT CONTRACTOR
     ----------------------
     Consultant shall perform such services as an independent contractor and not as an employee of ISIS. As such, consultant shall not be entitled to or claim any benefits or right accorded to the employees of ISIS.

3.   FEES
     ----
     Performance of the Services will be paid for in the following manner:

     ISIS shall provide Consultant with five year warrants to purchase 2% of the common shares outstanding after the offering, exclusive of rights offered to Brean Murray & Company for its financial advisory services on the rights offering. The warrants will have an exercise price equal to 110% of the exercise price of the rights.

4.   TERM
     ----
     Performance of Services under this Agreement shall commence on February 1, 2001 and continue until December 31, 2001. However, ISIS or Consultant may terminate this Agreement at anytime in accordance with the terms of Paragraph 8 of this document.

5.   REIMBURSABLE EXPENSES
     ---------------------
     Expenses incurred by Consultant arising out of the Services to be performed hereunder shall be reimbursed by ISIS. Expenses shall be reimbursed in accordance with the same rules and procedures by which Approval from ISIS is required prior to incurring travel expenses.

6.   PROPRIETARY INFORMATION
     -----------------------
     Any information obtained by the parties from each other in the course of performing this Agreement, which is of proprietary nature and is not publicly available shall be kept confidential and not released by the receiving party without the consent of the other party. The receiving party agrees to handle such proprietary information with the same degree of care as it uses to handle its own proprietary information.

7.   NON-SOLICITATION
     ----------------
     Consultant agrees not to solicit the employment of any employee of ISIS during the term of this Agreement and for a period of twelve months immediately after the termination of this Agreement.

8.   TERMINATION
     -----------
     Services under this Agreement may be terminated by either party upon thirty days' written notice subsequent to a rights' offering or other recapitalization event as anticipated by this Agreement.

9.   INDEMNIFICATION
     ---------------
     Consultant and ISIS shall each comply with all national, state and local laws, ordinances, rules and regulations applicable to them respectively. Each party agrees to defend and hold the other harmless from any loss, damage or costs (including attorneys fees), caused by the other party's violation of this paragraph. Consultant shall not be liable to ISIS or any third party for any loss caused by any act or failure to act by Consultant if done or omitted to be done in good faith to promote the best interest of ISIS.

10.  SEVERABILITY
     ------------
     If any provision of this Agreement is found to be void, the remainder of the Agreement shall remain in full force and shall not thereby be terminated.

11.  APPLICABLE LAW
     --------------
     This Agreement shall be interpreted and governed by the laws of the Commonwealth of Kentucky. Any dispute arising out of or relating to this Agreement which cannot be resolved amicably, shall be determined by binding arbitration conducted by the American Arbitration Association in New York.

12.  ENTIRE AGREEMENT
     ----------------
     This document contains the entire agreement of the parties hereto, and no modification thereto shall be binding upon the parties hereto unless the modification is in writing and signed by both parties.

Integrated Spatial Information                   Crossways Consulting Group Inc.
Solutions, Inc.


By: /s/ John Antenucci                           By: /s/ Tuvia Barak
   --------------------------------                 ----------------------------
Name:  John Antenucci                            Name:  Tuvia Barak
Title:  President                                Title:  President
Date:  2/26/01                                   Date:  2/28/01